Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:             Nikki Klemmer

(615) 743-6132

Nikki.Klemmer@pnfp.com

PINNACLE ANNOUNCES INTENT TO CONVERT TO STATE BANKING CHARTER

NASHVILLE, Tenn., June 25, 2012 – Pinnacle National Bank, a subsidiary of Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) has filed an application to convert from a national bank to a Tennessee state bank.

As a national bank, Pinnacle’s primary regulator is the Office of the Comptroller of the Currency (OCC) in Washington, D.C. As a Tennessee state bank, Pinnacle’s regulators would be the Tennessee Department of Financial Institutions (TDFI) in Nashville and the Federal Deposit Insurance Corp. (FDIC).

“My entire 35-year banking career has been spent in the national banking system, and I have always enjoyed a great relationship with the OCC,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “However, in this environment of fast-paced regulatory changes and all the uncertainty that surrounds it, I believe there is great value in close contact with regulatory decision makers who can meet face-to-face and who understand the nuances of our markets, Nashville and Knoxville, Tennessee.”

The transition will not affect clients in any way, and they will continue to receive the same protection on deposits through the FDIC. While the proposed conversion requires regulatory approval, Pinnacle expects the new charter to become effective in the third quarter of 2012. The bank’s legal name will change at that time from Pinnacle National Bank to Pinnacle Bank.

The move primarily is intended to simplify communications with regulatory authorities.

“Tennessee’s banking commissioner Greg Gonzales has done an outstanding job of piloting Tennessee’s banks through the challenging economic environment we have faced since 2008,” Turner said. “He has demonstrated the department’s commitment not only to the soundness of the state’s banking system, but also to the health of its economy.”

More information about TDFI and Commissioner Gonzales’ approach to regulating banks is available at www.tn.gov/tdfi.

Pinnacle joins several other high-profile banks that have announced departures from the national banking system in favor of a state charter, such as Frost Bank in Texas, Commerce Bank in Missouri and South Carolina Bank and Trust.

Pinnacle also joins a number of its primary competitors who operate under state banking charters such as SunTrust, Regions and Fifth Third Bank.

Pinnacle was recently recognized by Forbes as one of America’s Most Trusted Companies and has consistently been named a “Best Place to Work” by several publications. Pinnacle has the largest market share among businesses in Nashville with annual sales from $1 to $500 million, according to Greenwich Associates.

Pinnacle provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in October 2000 and has since grown to over $4.79 billion in assets at March 31, 2012. At March 31, 2012, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

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Certain of the statements in this release regarding the planned conversion of Pinnacle National Bank from a national association to a Tennessee state chartered bank may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expects” is intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. The forward-looking statements included in this release are subject to the risk that the regulatory approvals required to consummate the conversion of Pinnacle National Bank from a national association to a Tennessee state chartered bank will not be received, and this risk may cause Pinnacle Financial’s actual achievements to differ materially from those expressed or implied by the forward-looking statements implied in the release. This risk is beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.